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                                                                  EXHIBIT 4.51


                     POLLUTION RESEARCH AND CONTROL CORP.

                            STOCK OPTION AGREEMENT

    THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into effective as of the 18th day of July, 1995, by and between Pollution Research and Control Corp., a California corporation (the "Company"), 506 Paula Avenue, Glendale, California 91201, and J. Paul Consulting Corp., a consultant to the Company (the "Consultant"), 8400 East Prentice Avenue, Penthouse, Greenwood Village, Colorado 80111.


       The Company desires to provide the Consultant an opportunity to purchase shares of its common stock, no par value (the "Common Stock"), as hereinafter provided, in order to carry out the purpose of that certain Consulting Agreement (the "Consulting Agreement") dated July 18, 1995, between the Company and the Consultant.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and valuable services performed for the Company, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        This Option and the Common Stock issuable upon exercise hereof are subject to the terms and conditions hereinafter set forth:

        1.      DEFINITIONS.     As used in this Agreement, the following terms
shall mean:

               (a)      "Board" - the Board of Directors of the Company.

               (b) "Common Stock" - the Common Stock, no par value, of the Company.

               (c) "Company" - Pollution Research and Control Corp., a California corporation, 506 Paula Avenue, Glendale, California 91201.

               (d)      "Effective Date" - July 18, 1995.

               (e)      "Consultant" - J. Paul Consulting Corp.

               (g) "Exercise Period" - from March 18, 1995, through and including January 18, 1996.

               (h)      "Expiration Date" - January 18, 1996.

               (i) "Option" - The right to purchase shares of Common Stock of the Company as provided herein, and any options delivered in substitution or exchange therefor, as provided herein.

               (j)      "Purchase Price" - $.70 per share.

               (k)      "Shares" - 200,000 shares of Common Stock of the
Company.

               (l) "Subscription and Acknowledgment Form" - The form attached to this Agreement as Exhibit "A."






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        2.      GRANT OF OPTION.   Subject to the terms and conditions of this
Agreement and the Plan, the Company hereby grants to the Consultant the right to purchase all or any part of an aggregate of 200,000 shares of Common Stock of the Company at the Purchase Price set forth in Section 3 hereof and in accordance with the schedule set forth in Section 5 hereof. This right to purchase Shares is hereinafter referred to as the "Option." The Consultant specifically acknowledges and agrees that this Agreement is subject to any restrictions set forth in the Consulting Agreement.

        3. PURCHASE PRICE. The purchase price of the shares of Common Stock of the Company issuable pursuant to the exercise of this Option shall be $.70 per Share (the "Purchase Price.")


        4. TERM OF OPTION. Notwithstanding anything to the contrary contained in this Agreement, no option granted hereunder shall be exercisable after the Expiration Date.


        5.      EXERCISE.

                (a) Time of Exercise. This Option may be exercised commencing on the Effective Date, in whole or in part (but not as to a fractional share) at the principal executive offices of the Company, at any time or from time to time, through and including January 18, 1996; provided, however, that this Option shall expire and be null and void if not exercised in the manner herein provided by 5:00 p.m., Pacific Standard Time, on January 18, 1996.

                (b) Manner of Exercise. This Option is exercisable at the Purchase Price, payable in cash or by cashier's check payable to the order of the Company, subject to adjustment as provided in Section 6 hereof. Upon surrender of this Option to the Company at its principal executive offices with the annexed Subscription and Acknowledgment Form duly executed, together with payment of the Purchase Price for the Shares purchased (and any applicable transfer taxes) at the Company's principal executive offices, the Consultant shall be entitled to receive a certificate or certificates for the Shares so purchased. The Consultant hereby acknowledges and agrees to the taxable nature of the event of the exercise of the Option and that the Consultant will not hold the Company responsible for the reporting or payment of such taxes.

                (c) Delivery of Stock Certificates. As soon as practicable, but not exceeding five days after complete or partial exercise of this Option, the Company, at its expense, shall cause to be issued in the name of the Consultant (or upon payment by the Consultant of any applicable transfer taxes, the Consultant's assigns) a certificate or certificates for the number of fully-paid and nonassessable Shares to which the Consultant shall be entitled upon such exercise, together with such other stock or securities or property or combination thereof to which the Consultant shall be entitled upon such exercise, determined in accordance with Section 6 hereof.

                (d) Record Date of Transfer of Shares. Irrespective of the date of issuance and delivery of certificates for any stock or securities issuable upon the exercise of this Option, each person (including a corporation or partnership) in whose name any such certificate is to be issued shall for all purposes be deemed to have become the owner of record of the stock or other securities represented thereby immediately prior to the close of business on the date on which a duly executed Subscription Form containing notice of exercise of this Option and payment of the Purchase Price is received by the Company.

        6.      ADJUSTMENT OF PURCHASE PRICE.

        The Purchase Price shall be subject to adjustment as follows:




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                (a)      In case the Company shall (i) pay a dividend in
shares of its capital stock (other than an issuance of shares of capital stock to holders of Common Stock who have elected to receive a dividend in shares in lieu of cash), (ii) subdivide its outstanding shares of Common Stock, (iii) reduce, consolidate or combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the Purchase Price in effect immediately prior thereto shall be adjusted to that amount determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date before giving effect to such division, subdivision, reduction, combination, consolidation or stock dividend and of which the denominator shall be the number of shares of Common Stock after giving effect thereto. Such adjustment shall be made successively whenever any such effective date or record date shall occur. An adjustment made pursuant to this subsection (a) shall become effective retroactively to the Effective Date immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification.

                (b) In case the Company shall issue rights or options to all or substantially all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (the "Offering Price") less than the Purchase Price at the record date mentioned below, the Purchase Price shall be determined by dividing the Purchase Price in effect immediately prior to such issuance by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or options plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or options plus the number of shares which the aggregate Offering Price of the total number of shares so offered would purchase at such fair market value. Such adjustment shall be made whenever such rights or options are issued, and shall become effective retroactively, immediately after the record date for the determination of shareholders entitled to receive such rights or options.

                (c) In case the Company shall distribute to all or substantially all holders of its Common Stock evidence of its indebtedness, shares of any class of the Company's stock other than Common Stock or assets (excluding cash dividends) or rights or options to subscribe for or purchase shares of Common Stock or securities convertible into Common Stock (excluding those referred to in subsection (b) above), then in each such case the Purchase Price shall be determined by dividing the Purchase Price in effect immediately prior to such issuance by a fraction, of which the numerator shall be the Purchase Price on the date of such distribution and of which the denominator shall be such fair market value per share of the Common Stock, less the then fair market value (as determined by the Committee, whose determination shall be conclusive, and described in a statement, which will have the applicable resolutions of the Board of Directors attached thereto, filed with the Company) of the portion of the assets or evidences of indebtedness or shares so distributed or of such subscription rights or options applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                (d) If the Common Stock issuable upon the conversion of the Option shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in this Section 6), then, and in each such event, the Consultant shall have the






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right thereafter to convert such Option into the kind and amount of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification or other change by the holders of the number of shares of Common Stock into which such Option might have been converted, as reasonably determined by the Committee, immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                (e) If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (except as provided for in Section 6(f)), then, as a part of such reorganization, merger, consolidation or sale, provision shall be made as reasonably determined by the Committee so that the Consultant shall thereafter be entitled to receive upon conversion of such Option, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale.

                (f) The adjustments provided for in this Section 6 are cumulative and shall apply to successive divisions, subdivisions, reductions, combinations, consolidations, issues, distributions or other events contemplated herein resulting in any adjustment under the provisions of this Section; provided that, notwithstanding any other provision of this Section, no adjustment of the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price then in effect; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                (g) Notwithstanding Sections 6(b) and (c) above, no adjustment shall be made in the Purchase Price if provision is made for the Consultant to participate in such distribution as if the Consultant had converted all of the principal balance of the Option into shares of Common Stock at the Purchase Price in effect immediately prior to such distribution.

                (h) Upon each adjustment of the Purchase Price, the Company shall give prompt written notice thereof addressed to the Consultant at the Consultant's address as shown on the records of the Company, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the conversion of such Consultant's Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                (i) In the event of any question arising with respect to the adjustments provided for in Section 6, such question shall be conclusively determined by an opinion of independent certified public accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Consultant. Such accountants shall have access to all necessary records of the Company, and such determination shall be binding upon the Company and the Consultant.

                (j) The Company may, in its sole discretion and without any obligation to do so, reduce the Purchase Price then in effect by giving fifteen days' written notice to the Consultant. The Company may limit such reduction as to its temporal duration or may impose other conditions thereto in its sole discretion.

        7.      ACCELERATION OF RIGHT TO EXERCISE OPTIONS.    Notwithstanding
anything to the contrary contained herein regarding the time for exercise of this Option, the following provisions shall apply:


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                (a)      Mergers and Reorganizations.     If the Company or its
shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization or liquidation, or otherwise in a transaction in which the Company is not the surviving corporation, this Option shall become immediately exercisable with respect to the full number of Shares subject to the Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by the agreement is consummated or this Option is otherwise terminated in accordance with its provisions, whichever occurs first. This Option shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company will survive.

                (b)      Change in Control.       In the event of a change in
control or threatened change in control of the Company, this Option shall become immediately exercisable. The term "change in control," for purposes of this Section, shall refer to the acquisition of 20 per cent or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided that no change in control or threatened change in control shall be deemed to have occurred if, prior to the acquisition of, or offer to acquire, 20 per cent or more of the voting securities of the Company, the full Board of Directors shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" refers, for purposes of this Section, to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened shall be determined solely by the Committee.

        8.      RESTRICTIONS ON TRANSFER.

                (a) This Option may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered in any manner otherwise than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code; provided, however, that the Consultant may assign or transfer this Option to members of his immediate family or to a trust for the benefit of such members of his immediate family and, during the lifetime of the Consultant, this Option may be exercised only by the Consultant or assignee, as the case may be, or his legally authorized representative. The Consultant shall not have any right to sell, assign, transfer, pledge or otherwise dispose of or encumber this Option, and any attempted transfer, sale, assignment, pledge or encumbrance shall have no effect on the Company. The Company may also require a Consultant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise. The Shares shall not be issued with respect to any Option unless the the exercise of the Option shall comply with the terms and conditions of the Consulting Agreement and all relevant provisions of federal and state law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                (b) The Consultant, by its acceptance hereof, represents, opines, covenants and agrees that (i) the Consultant has knowledge of the business and affairs of the Company, and (ii) this Option is being acquired for investment and not with a view to the distribution hereof and that, absent an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the disposition of this Option, it will not be sold, transferred, assigned, hypothecated or otherwise disposed of without first providing the Company with an opinion of






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counsel (which may be counsel for the Company) or other evidence, reasonably acceptable to the Company, to the effect that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of the Act, as amended, and the registration or qualification requirements of any applicable state securities laws. The Consultant consents to the making of a notation in the Company's records or giving to any transfer agent of the Option an order to implement such restriction on transferability.

        This Option shall bear the following legend or a legend of similar import; provided, however, that such legend shall be removed, or not placed upon the Option if such legend is no longer necessary to assure compliance with the Act:

        THIS OPTION HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BECAUSE IT IS BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER THE ACT. THIS OPTION IS "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

        9.      REGISTRATION OF UNDERLYING SHARES.       The Company
acknowledges and agrees that the Shares issuable upon the exercise of this Option will be included in the Company's Registration Statement on Form S-3 pursuant to the Securities Act of 1933, as amended, filed with the U.S. Securities and Exchange Commission on June 7, 1995.

        10.     INFORMATION TO CONSULTANT.        The Company shall furnish to
the Consultant a copy of the annual report, proxy statements and all other reports sent to the Company's shareholders. Upon written request, the Company shall furnish to the Consultant a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

        11.     PAYMENT OF TAXES.        All Shares issued upon the exercise
of this Option shall be validly issued, fully-paid and nonassessable and the Company shall pay all taxes and other governmental charges (other than income tax) that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the Consultant surrendered in connection with the purchase of such Shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

        12.     RESERVATION OF COMMON STOCK.       The Company shall at all
times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Option, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Option and payment of the Purchase Price thereof, all Shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully-paid and nonassessable.


        13.     NOTICES TO CONSULTANT.       Nothing contained in this Option
shall be construed as conferring upon the Consultant the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any rights whatsoever as a shareholder of the Company. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered or mailed by registered or certified mail, postage prepaid, return receipt requested:




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                (a)  If to the Consultant, to the address of such Consultant as shown on the books of the Company; or


                (b) If to the Company, to the address set forth in Section 1(c) hereof.


        14.     REPLACEMENT OF OPTION.   Upon receipt of evidence reasonably
satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Option and (in case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Option, the Company will execute and deliver, in lieu thereof, a new Option of like tenor.

        15.     SUCCESSORS.   All the covenants, agreements, representations
and warranties contained in this Option shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

        16.     CHANGE; WAIVER.   Neither this Option nor any term hereof may
be changed, waived, discharged or terminated verbally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

        17.     HEADINGS.   The section headings in this Option are inserted
for purposes of convenience only and shall have no substantive effect.

        18.     LAW GOVERNING.   This Option shall for all purposes be
construed and enforced in accordance with, and governed by, the internal laws of the State of Califoria, without giving effect to principles of conflict of laws.

        IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officer and this Option to be dated as of the date first above written.

                                        POLLUTION RESEARCH AND CONTROL CORP.





                                        By:  /s/ Albert E. Gosselin, Jr.
                                             ----------------------------------
                                             Albert E. Gosselin, Jr., President






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                                  EXHIBIT A


                              SUBSCRIPTION FORM


                   (TO BE EXECUTED BY THE REGISTERED HOLDER
                       IN ORDER TO EXERCISE THE OPTION)

        The undersigned hereby irrevocably elects to exercise the right to
purchase         of the Shares covered by this Option according to the
conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.

                                        J. PAUL CONSULTING CORP.



Dated:                                  By:
                                            --------------------------------
                                                        (Authorized Officer)